UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 25, 2011

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894	27-0455607
(Commission File Number)	(I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 739-2722

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 21, 2011, the Tropicana Las Vegas Hotel and Casino, Inc. (the “Company”)  entered into the First Amendment to Loan Agreement (the “First Amendment”) amending the Loan Agreement dated as of March 17, 2010 (the “Loan Agreement”) between the Company, as borrower, and Wells Fargo Bank, National Association, as the administrative agent for the lenders.  Among other things, the First Amendment (i) amends the financial covenants the Company is subject to under the Loan Agreement; (ii) requires that the Company begin repaying the principal balance outstanding under the delayed draw term loans under the Loan Agreement in equal monthly installments beginning on January 31, 2013; (iii) eliminates a provision that would have released the interest reserve under the Loan Agreement to the Company upon the 18 month anniversary of the Loan Agreement upon certain conditions and milestones; (iv) restricts the Company’s payment of management fees to the property manager, Trilliant Management  LP, while there remains there remains a principal amount outstanding under the delayed draw term loans under the Loan Agreement; and (v) restricts the Company’s expenditure of capital on its capital improvement projects to not more than $61.2 million in 2011 and $10 million in 2012.

The following description of the First Amendment is qualified in its entirety by reference to the First Amendment attached as Exhibit 10 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)          Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

Exhibit No.	Description
10

First Amendment Loan Agreement, dated April 21, 2011 (amending the Loan Agreement, dated March 17, 2010), between Tropicana Las Vegas, Inc., as the Borrower, and Wells Fargo National Association, as the Administrative Agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: April 27, 2011	By:	/s/ Joanne M. Beckett
		Name:	Joanne M. Beckett
		Title:	Vice President, General Counsel and Corporate Secretary